25270As filed with the Securities and Exchange Commission on February11, 2010

Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

___________________

INTERNATIONAL SPEEDWAY CORPORATION

(Exact name of registrant as specified in its charter)

Florida	59-0709342
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Daytona Boulevard Daytona Beach, Florida 32114
(Address of Principal Executive Offices)

International Speedway Corporation 2006 Long Term Incentive Plan
(Full title of the Plan)

W. Garrett Crotty Senior Vice President, General Counsel & Secretary One Daytona Boulevard Daytona Beach, Florida 32114

(Name and address of agent for service)

(386) 254-2700

(Telephone number, including area code, of agent for service)

Copies of all Communications To:
Glenn R. Padgett, Esq.
Glenn R Padgett, P.A.
PO Box 730177
Ormond Beach, Florida  32173-0177
(386) 679-3862
___________________

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Class A Common Stock, $.01 par value per share	1,000,000 shares	$25.27	$25,270,000.00	$1,801.75

(1)     Together with an indeterminable number of additional shares which may be issued pursuant to the International Speedway Corporation 2006 Long Term Incentive Plan as a result of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.

(2)     Estimated in accordance with Rule 457(h) under the Securities Act solely for the purpose of calculating the registration fee based upon the average of the high and low prices reported on The Nasdaq National Market on February 10, 2010.

This Registration Statement is for the registration of additional securities of the same class as the securities registered pursuant to a Registration Statement on Form S-8 relating to an employee benefit plan which remains effective. The contents of Registration Statement No. 333-65868 as filed with the Securities and Exchange Commission on July 26, 2001 are incorporated by reference. Pursuant to General Instruction E of Form S-8 this registration statement consists only of the facing page, the preceding incorporation by reference of the earlier registration statement, required opinions and consents, the signature page, and any information required in the new registration statement which is not included in the earlier registration statement.

Part I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The document(s) containing the information specified in Part I of Form S‑8 will be sent or given to participants in the International Speedway Corporation 2006 Long-Term Incentive Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference.

The contents of Registration Statement No. 333-65868 as filed with the Securities and Exchange Commission on July 26, 2001 are incorporated by reference.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the termination of this offering shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission.

Any statements contained in this Registration Statement, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.    Description of Securities.

The contents of Registration Statement No. 333-65868 as filed with the Securities and Exchange Commission on July 26, 2001 are incorporated by reference.

Item 5.    Interests of Named Experts and Counsel.

The contents of Registration Statement No. 333-65868 as filed with the Securities and Exchange Commission on July 26, 2001 are incorporated by reference..

Item 6.    Indemnification of Directors and Officers.

The contents of Registration Statement No. 333-65868 as filed with the Securities and Exchange Commission on July 26, 2001 are incorporated by reference.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Except as specifically enumerated below the contents of Registration Statement No. 333-65868 as filed with the Securities and Exchange Commission on July 26, 2001 are incorporated by reference.

Exhibit No.	Description
*4.4	International Speedway Corporation 2006 Long Term Incentive Plan
*5.1	Opinion of Glenn R Padgett, P.A.
*23.1	Consent of Ernst & Young LLP.
*23.2	Consent of Glenn R Padgett, P.A. (included in Exhibit 5.1 hereof).
*24.1	Power of Attorney (included in the signature page hereto).

* Filed with this Registration Statement.

Item 9.    Undertakings.

The contents of Registration Statement No. 333-65868 as filed with the Securities and Exchange Commission on July 26, 2001 are incorporated by reference.

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on the 11th day of February, 2010.

INTERNATIONAL SPEEDWAY CORPORATION

By:  /s/ W. GARRETT CROTTY
W. Garrett Crotty
Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY

The Registrant and each person whose signature appears below hereby authorizes W. Garrett Crotty and Brett W. Scharback, and each of them individually (the “Agent”), with full power of substitution and resubstitution, to file one or more amendments (including post-effective amendments) to the Registration Statement which amendments may make such changes in the Registration Statement as such Agent deems appropriate, and the Registrant and each such person hereby appoints each such Agent as attorney-in-fact to execute in the name and on behalf of the Registrant and each such person, individually and in each capacity stated below, any such amendments to the Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ LESA D. KENNEDY Lesa D. Kennedy	Chief Executive Officer, and Vice Chairman of the Board (Principal Executive Officer)	February 11, 2010
/s/ DANIEL W. HOUSER Daniel W. Houser	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)	February 11, 2010
/s/ JAMES C. FRANCE James C. France	Chairman of the Board	February 11, 2010
/s/ LARRY AIELLO, JR. Larry Aiello, Jr.	Director	February 11, 2010
/s/ J. HYATT BROWN J. Hyatt Brown	Director	February 11, 2010
/s/ BRIAN Z. FRANCE Brian Z. France	Director	February 11, 2010
/s/ CHRISTY F. HARRIS Christy F. Harris	Director	February 11, 2010
/s/ MORTEZA HOSSEINI-KARGAR Morteza Hosseini-Kargar	Director	February 11, 2010
/s/ RAYMOND K. MASON, JR. Raymond K. Mason, Jr.	Director	February 11, 2010
/s/ THOMAS W. STAED Thomas W. Staed	Director	February 11, 2010

The Plan: Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Daytona Beach, State of Florida, on the 11th day of February, 2010.

INTERNATIONAL SPEEDWAY CORPORATION 2006 LONG TERM INCENTIVE PLAN

By:  /s/ W. GARRETT CROTTY
W. Garrett Crotty
Senior Vice President, General Counsel and Secretary